United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

September 14, 2011

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

 (Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Company (“we,” “our” or “us” and words of similar import) announced in a Press Release on September 14, 2011, that we had entered into a five year content license and royalty agreement (the “Kindle License”) with Kindle Experiential Learning Private Ltd., an India domiciled and registered corporation (“KEL”), that was to be effective on the receipt of the first payment.  The contract requires payments of $150,000 based on certain milestones, plus ongoing royalties.  Of the $150,000, $25,000 is to be applied to future royalties.  The first payment for a milestone was received by wire transfer on October 3, 2011.  A second milestone has been reached for which payment was due on September 27, 2011.  The parties are in the process of amending the initial KEL License.

KEL is a start-up business whose founders have over 30 years of combined experience in the education field, with a business plan that anticipates opening learning centers at a conservative pace.  Future payments due under the License will be subject to the success of KEL in its planned endeavors and further subject to the risks inherent in enforcing international contracts, among other risks.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	10/7/2011	By:	/s/ Valerie L. Grindle
Valerie L. Grindle
CEO and director

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